Exhibit 10.1

AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED

CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE, dated as of January 5, 2024 (this “Amendment”), amends that certain Second Amended and Restated Convertible Promissory Note initially issued on April 16, 2018, and previously amended by Amendment No. 1, dated March 4, 2022 and Amendment No. 2, dated March 6, 2023 (as amended, the “Note”), by ThermoGenesis Holdings, Inc., a Delaware corporation formerly known as Cesca Therapeutics Inc. (the “Company”), to Boyalife Group Inc., an Illinois corporation as successor-in-interest to Boyalife Asset Holding II, Inc. (the “Holder”).

WHEREAS:

A.

The Note, as amended hereby, evidences loans made by the Holder or its predecessors-in-interest to the Company pursuant to that certain First Amended and Restated Revolving Credit Agreement, dated April 16, 2018, between the Holder and the Company, as amended by Amendment No. 1 thereto dated May 7, 2018, Amendment No. 2 thereto dated March 4, 2022, Amendment No. 3 thereto dated March 6, 2023, and Amendment No. 4 thereto of even date herewith (as amended, the “Credit Agreement”).

B.	Pursuant to Amendment No. 4 to the Credit Agreement of even date herewith, the Company and the Holder agreed to extend the Termination Date (as defined in the Credit Agreement) to December 31, 2024.

C.	The Company and the Holder desire to hereby amend the Note to extend the Maturity Date (as defined in the Note) to December 31, 2024.

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereto agree as follows:

1.	The “Maturity Date” set forth in Section 3 of the Note is hereby amended to be “December 31, 2024.”

2.	Paragraph two of the Note shall be deleted in its entirety and replaced with the following:

“2.         Interest. This Note shall bear simple interest (calculated on the basis of a 360-day year for the actual number of days elapsed), at the annual rate of twenty-two percent (22.0%) of the principal amount of this Note outstanding from time to time, and if such rate is determined to be usurious, then the rate shall be reduced to the highest legally permissible rate. Beginning January 1, 2024, accrued and unpaid interest shall be due and payable on or before July 1 and December 31 of each year. Accrued and unpaid interest as of December 31, 2023 in the amount of $634,293, (the “December 2023 Capitalized Amount”) and shall be paid in six (6) equal installments of $105,715.50 each on or before the first day of each of January, February, March, April, May, and June of 2024. Any unpaid portion of the December 2023 Capitalized Amount shall bear interest at the rate set forth in the first sentence of this paragraph, and accrued and unpaid interest on the December 2023 Capitalized Amount shall be due and payable on July 1, 2024.”

3.

An executed copy of this Amendment shall be affixed or be deemed affixed to the Note. Except as specifically set forth in this Amendment, all of the terms and provisions of the Note, as heretofore amended, shall continue to remain in full force and effect. This Amendment is not intended to be, and shall not constitute, a substitution or novation of the Note.

4.	Capitalized terms appearing in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Note.

5.

This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. This Amendment, together with the Note (as heretofore amended), contains the final, complete, and exclusive expression of the parties’ understanding and agreement concerning the matters contemplated herein and supersedes any prior or contemporaneous agreement, oral or written, among them.

6.	Each and every term and provision of this Amendment shall be binding upon and shall inure to the benefit of the Holder and its successors and assigns.

7.

This Amendment shall be governed by and construed under the laws of the State of California, without giving effect to the principles of conflicts of law thereof. Any claims or legal actions arising hereunder shall be commenced and maintained in any state or federal court of competent jurisdiction located in the State of California, and the Holder consents and submits to the exclusive jurisdiction and venue of any such court.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 to Second Amended and Restated Convertible Promissory Note as of the date first set forth above.

COMPANY:

THERMOGENESIS HOLDINGS, INC.

By:	/s/ Jeff Cauble
Jeff Cauble, Chief Financial Officer

[Signature Page to Amendment No. 3 to Second Amended and Restated Convertible Promissory Note]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 to Second Amended and Restated Convertible Promissory Note as of the first date set forth above.

HOLDER:

BOYALIFE GROUP INC.

By:	/s/ Xiaochun Xu
Xiaochun Xu, President

[Signature Page to Amendment No. 3 to Second Amended and Restated Convertible Promissory Note]